Exhibit 10.38

EIGHTH AMENDMENT

TO

CREDIT AND SECURITY AGREEMENT

This Eighth Amendment to Credit and Security Agreement (this “Amendment”), dated as of March 13, 2006, is made by and between CORSAIR MEMORY, INC., a California corporation (the “Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Lender”), acting through its WELLS FARGO BUSINESS CREDIT operating division.

Recitals

The Borrower and Wells Fargo Business Credit, Inc. (“WFBCI”) are parties to a Credit and Security Agreement, dated as of June 10, 2003, as amended by that certain First Amendment to Credit and Security Agreement, dated as of August 13, 2003, that certain Second Amendment to Credit and Security Agreement, dated as of November 10, 2003, that certain Third Amendment to Credit and Security Agreement, dated as of April 1, 2004, that certain Fourth Amendment to Credit and Security Agreement, dated as of July 31, 2004, that certain Fifth Amendment to Credit and Security Agreement, dated as of December 9, 2004, that certain Sixth Amendment to Credit and Security Agreement dated as of March 21, 2005, and that certain Seventh Amendment to Credit and Security Agreement dated as of May 27, 2005 (as so amended, the “Credit Agreement”).

WFBCI has merged with and into the Lender and the Lender is the surviving corporation.

The Borrower and the Lender desire to make further amendments to the Credit Agreement in accordance with the terms and conditions of this Amendment.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1. Defined Terms. Capitalized terms used in this Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein. In addition, Section 1.1 of the Credit Agreement is amended by adding or amending, as the case may be, the following definitions:

“Accounts Advance Rate” means up to eighty-five percent (85%), or such lesser rate as the Lender in its sole discretion may deem appropriate from time to time; provided that, as of any date of determination, the Accounts Advance Rate shall be reduced by one (1) percentage point for each percentage by which Dilution is in excess of 5%.

“Approved Buyer” means an account debtor domiciled in a country not listed as ineligible in any policy or policies of trade credit insurance acceptable to the Lender and of which the Lender is the beneficiary or loss payee, as said policy or policies may be amended by the Lender from time to time.

“Borrowing Base” means at any time the lesser of:

(a) the Maximum Line; or

(b) the sum of following:

(i) The product of the Accounts Advance Rate times Eligible Accounts; provided that Advances against Eligible Accounts owing by Account Debtors described in clause (xiv) of the definition of “Eligible Accounts” (other than Eligible Foreign Accounts) shall not exceed an amount equal to sixty percent (60%) of the Maximum Line, plus

(ii) During the Foreign Accounts Eligibility Period, the lesser of (A) the product of the Accounts Advance Rate times Eligible Foreign Accounts or (B) $2,000,000, plus

(iii) the lesser of (A) 35% of Eligible Inventory, (B) 75% of the Net Orderly Liquidation Value of Eligible Inventory, or (C) $2,000,000, less

(iv) The Borrowing Base Reserve, less

(v) Obligations that the Borrower owes to the Lender that have not yet been advanced on the Revolving Note, and the dollar amount that the Lender in its reasonable discretion then determines to be a reasonable determination of the Borrower’s credit exposure with respect to Wells Fargo Affiliate Obligations.

“Borrowing Base Reserve” means, as of any date of determination, such amounts (expressed as either a specified amount or as a percentage of a specified category or item) as the Lender may from time to time establish and adjust in reducing Availability (a) to reflect events, conditions, contingencies or risks which, as determined by the Lender, do or may affect (i) the Collateral or its value, (ii) the assets, business or prospects of the Borrower, or (iii) the security interests and other rights of the Lender in the Collateral (including the enforceability, perfection and priority thereof), or (b) to reflect the Lender’s judgment that any collateral report or financial information furnished by or on behalf of the Borrower to the Lender is or may have been incomplete, inaccurate or misleading in any material respect, or (c) in respect of any state of facts that the Lender determines constitutes a Default or an Event of Default.

“Business Day” means a day on which the Federal Reserve Bank of New York is open for business and, if such day relates to a LIBOR Advance, a day on which dealings are carried on in the London interbank eurodollar market.

“Collateral” means all of the Borrower’s Accounts, chattel paper and electronic chattel paper, deposit accounts, documents, Equipment, General Intangibles, goods, instruments, Inventory, Investment Property, letter-of-credit rights, letters of credit, all sums on deposit in any Collateral Account, and any items in any Lockbox; together with (i) all substitutions and replacements for and products of any of the foregoing; (ii) in the case of all goods, all accessions; (iii) all accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or used in connection with any goods; (iv) all warehouse receipts, bills of lading and other documents of title now or hereafter covering such goods; (v) all collateral subject to the Lien of any Security Document; (vi) any money, or other assets of the Borrower that now or hereafter come into the possession, custody, or control of the Lender; (vii) all sums on deposit in the Special Account; (viii) proceeds of any and all of the foregoing; (ix) books and records of the Borrower, including all mail or electronic mail addressed to the Borrower; and (x) all of the foregoing, whether now owned or existing or hereafter acquired or arising or in which the Borrower now has or hereafter acquires any rights.

“Commercial Letter of Credit Agreement” means an agreement governing the issuance of documentary letters of credit by the Lender, entered into between the Borrower as applicant and the Lender as issuer.

“Commitment” means the Lender’s commitment to make Advances to, and to issue Letters of Credit for the account of, the Borrower.

“Eligible Foreign Accounts” means Accounts due and owing by an account debtor located outside the United States; but excluding any Accounts having any of the following characteristics:

(i) (A) That portion of Accounts (other than dated Accounts) unpaid 120 days or more after the invoice date, (B) that portion of dated Accounts unpaid more than 60 days after the stated due date, and (C) that portion of Accounts that do not provide for payment in full within 180 days after the shipment date;

(ii) That portion of Accounts related to goods or services with respect to which the Borrower has received notice of a claim or dispute, which are subject to a claim of offset or a contra account, or which reflect a reasonable reserve for warranty claims or returns;

(iii) That portion of Accounts not yet earned by the final delivery of goods or rendition of services, as applicable, by the Borrower to the customer;

(iv) That portion of Accounts for which an invoice has not been sent to the applicable account debtor;

(v) Accounts owed by any unit of government;

(vi) Accounts owed by an account debtor that is insolvent, the subject of bankruptcy proceedings or has gone out of business;

(vii) Accounts owed by an Owner, Subsidiary, Affiliate, Officer or employee of the Borrower;

(viii) Accounts not subject to a duly perfected security interest in the Lender’s favor or which are subject to any Lien in favor of any Person other than the Lender;

(ix) That portion of Accounts that has been restructured, extended, amended or modified;

(x) That portion of Accounts that constitutes advertising, finance charges, service charges or sales or excise taxes;

(xi) That portion of Accounts owed by an account debtor that is not an Approved Buyer;

(xii) Accounts denominated in any currency other than United States dollars, Canadian dollars, Swiss francs, Japanese yen, United Kingdom pounds sterling or European Union euros;

(xiii) Accounts with respect to which the Borrower has not instructed the Account debtor to pay the Account to the Collateral Account;

(xiv) Accounts owed by debtors located in countries not acceptable to the Lender in its sole discretion;

(xv) Accounts owed by an account debtor, regardless of whether otherwise eligible, if 15% or more of the total amount due under Accounts from such debtor is ineligible under clauses (i), (ii) or (ix) above; and

(xvi) Accounts otherwise deemed unacceptable to the Lender in its sole discretion.

“Eligible Inventory” means Inventory consisting of DRAM Chips and first quality finished goods consisting of memory modules, held for sale in the ordinary course of the Borrower’s business, that complies with each of the representations and warranties respecting Eligible Inventory made by the Borrower in this Agreement and the Loan Documents, and that is not excluded as ineligible by virtue of the one or more of the criteria set forth below; provided, however, that such criteria may be fixed and revised from time to time by the Lender in the Lender’s sole and absolute discretion to address the results of any audit or appraisal performed by the Lender from time to time after the Closing Date. In determining the amount to be so included, Inventory shall be valued at the lower of cost or market on a basis consistent with the Borrower’s historical accounting practices. The following shall not be included in Eligible Inventory:

(i) Inventory that is: in-transit; located at any warehouse, job site or other premises not approved by the Lender in writing; not subject to a duly perfected first priority security interest in the Lender’s favor; subject to any lien or encumbrance that is subordinate to the Lender’s first priority security interest; covered by any negotiable or non-negotiable warehouse receipt, bill of lading or other document of title; on consignment from any Person; on consignment to any Person or subject to any bailment unless such consignee or bailee has executed an agreement with the Lender;

(ii) Supplies, packaging, maintenance parts or sample Inventory, or customer supplied parts or Inventory;

(iii) Work-in-process Inventory;

(iv) Inventory that is damaged, defective, obsolete, slow moving or not currently saleable in the normal course of the Borrower’s operations, or the amount of such Inventory that has been reduced by shrinkage;

(v) Inventory that the Borrower has returned, has attempted to return, is in the process of returning or intends to return to the vendor thereof;

(vi) Inventory that is perishable or live;

(vii) Inventory manufactured by the Borrower pursuant to a license unless the applicable licensor has agreed in writing to permit the Lender to exercise its rights and remedies against such Inventory;

(viii) Inventory that is subject to a Lien in favor of any Person other than the Lender;

(ix) Inventory stored at locations holding less than 10% of the aggregate value of Borrower’s Inventory; and

(x) Inventory otherwise deemed ineligible by the Lender in its sole discretion.

“Equipment Loan Commitment” means $2,000,000.

“Foreign Accounts Eligibility Period” means the period from March 13, 2006 and ending December 31, 2006.

“L/C Application” means an application for the issuance of standby or documentary letters of credit pursuant to the terms of a Standby Letter of Credit Agreement or a Commercial Letter of Credit Agreement, in form acceptable to the Lender.

“Loan Documents” means this Agreement, the Notes, the Guaranty, Subordination Agreement, any L/C Applications and the Security Documents, together with every other agreement, note, document, contract or instrument to which the Borrower now or in the future may be a party and which is required by the Lender.

“Maturity Date” means June 30, 2008.

“Net Cash Proceeds” means in connection with any asset sale, the cash proceeds (including any cash payments received by way of deferred payment whether pursuant to a note, installment receivable or otherwise, but only as and when actually received) from such asset sale, net of (i) attorneys’ fees, accountants’ fees, investment banking fees, brokerage commissions and amounts required to be applied to the repayment of any portion of the Debt secured by a Lien not prohibited hereunder on the asset which is the subject of such sale, and (ii) taxes paid or reasonably estimated to be payable as a result of such asset sale.

“Net Orderly Liquidation Value” means a professional opinion of the estimated most probable Net Cash Proceeds which could typically be realized at a properly advertised and professionally managed liquidation sale, conducted under orderly sale conditions for an extended period of time (usually six to nine months), under the economic trends existing at the time of the appraisal.

“Obligations” means each Note, the Obligation of Reimbursement and each and every other debt, liability and obligation of every type and description which the Borrower may now or at any time hereafter owe to the Lender, whether such debt, liability or obligation now exists or is hereafter created or incurred, whether it arises in a transaction involving the Lender alone or in a transaction involving other creditors of the Borrower, and whether it is direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or sole, joint, several or joint and several, and including all indebtedness of the Borrower arising under any Loan Document or guaranty between the Borrower and the Lender, whether now in effect or subsequently entered into, and all Wells Fargo Affiliate Obligations.

“Overadvance” means the amount, if any, by which the outstanding principal balance of the Revolving Note, plus the L/C Amount, is in excess of the then-existing Borrowing Base.

“Prime Rate” means at any time the rate of interest most recently announced by the Lender at its principal office as its Prime Rate, with the understanding that the Prime Rate is one of the Lender’s base rates, and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof in such internal publication or publications as the Lender may designate. Each change in the rate of interest shall become effective on the date each Prime Rate change is announced by the Lender.

“Standby Letter of Credit Agreement” means an agreement governing the issuance of standby letters of credit by Lender entered into between the Borrower as applicant and Lender as issuer.

“Wells Fargo Affiliate Obligations” means all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by the Borrower or its Subsidiaries to any Person that is owned in material part by the Lender, and that relates to any service or facility extended to the Borrower or its Subsidiaries, including: (a) credit cards, (b) credit card processing services, (c) debit cards, and (d) purchase cards, as well as any other services or facilities from time to time specified by the Lender, whether direct or indirect, absolute or contingent, due or to become due, and whether existing now or in the future.

2. Amendment to Section 2.5(1)(i). Section 2.5(a)(i) of the Credit Agreement is hereby amended in its entirety as follows:

(i) $5,000,000 less the L/C Amount, or

2. Amendment to Section 2.9A(b). Section 2.9A(b) of the Credit Agreement is hereby amended in its entirety as follows:

(b) Interest shall accrue from the date of each Equipment Advance at the rate specified in Section 2.12(a) and shall be payable on the last day of each month. The principal payments owing on the Equipment Advances shall be payable as follows:

(i) Commencing February 1, 2006 and continuing on the first day of each month thereafter, Borrower shall make principal payments on the total of all Equipment Advances outstanding as at January 31, 2006, each such installment equal to 1/36th of the sum total of such Advances outstanding on such date.

(ii) In addition to the foregoing, commencing July 1, 2006 and continuing on the first day of each month thereafter, Borrower shall make principal payments on the total of all Equipment Advances made between February 1, 2006 and June 30, 2006, each such installment equal to 1/36th of the sum total of such Advances made during that period.

(iii) In addition to the foregoing, commencing January 1, 2007 and continuing on the first day of each month thereafter, Borrower shall make principal payments on the total of all Equipment Advances made between July 1, 2006 and December 31, 2006, each such installment equal to 1/36th of the sum total of such Advances made during that period.

(iv) On the Maturity Date the entire remaining unpaid principal balance of all Equipment Advances, together with all accrued but unpaid interest thereon, shall be due and payable.

3. Amendment to Section 2.12(c). Section 2.12(c) of the Credit Agreement is hereby amended in its entirety as follows:

(c) Minimum Interest Charge. Notwithstanding the interest payable pursuant to Subsection (a), the Borrower shall pay to the Lender interest of not less than $60,000 per calendar month (the “Minimum Interest Charge”) during the term of this Agreement, and the Borrower shall pay any deficiency between the Minimum Interest Charge and the amount of interest otherwise calculated under Subsection (a) on the first day of each month and on the Termination Date.

4. Amendment to Section 2.13(f). Section 2.13(f) of the Credit Agreement is hereby amended in its entirety as follows:

(f) Termination and Line Reduction Fees. If the Credit Facility is terminated (i) by the Lender during a Default Period that begins before a Maturity Date, (ii) by the Borrower (A) as of a date other than a Maturity Date or (B) as of a Maturity Date but without the Lender having received written notice of such termination at least 90 days before such Maturity Date, or if the Borrower reduces the Maximum Line, the Borrower shall pay to the Lender a fee in an amount equal to a percentage of the Maximum Line (or the reduction of the Maximum Line, as the case may be) as follows: (A) two percent (2.0%) if the termination or reduction occurs on or before June 30, 2007; and (B) one percent (1.0%) if the termination or reduction occurs anytime thereafter.

5. Amendment to Section 2.13(i). Section 2.13(i) of the Credit Agreement is hereby amended in its entirety as follows:

(i) Overadvance Fees. The Borrower shall pay an Overadvance fee in the amount of at least $500.00 for each day or portion thereof during which an Overadvance exists, regardless of how the Overadvance arises or whether or not the Overadvance has been agreed to in advance by the Lender. The acceptance of payment of an Overadvance fee by the Lender shall not be deemed to constitute either consent to the Overadvance or a waiver of the resulting Event of Default, unless the Lender specifically consents to the Overadvance in writing and waives the Event of Default on whatever conditions the Lender deems appropriate.

6. Amendment to Section 6.10. Section 6.10 of the Credit Agreement is hereby amended in its entirety as follows:

Section 6.10 Books and Records; Collateral Examination, Inspection and Appraisals.

(a) The Borrower will keep accurate books of record and account for itself pertaining to the Collateral and pertaining to the Borrower’s business and financial condition and such other matters as the Lender may from time to time request in which true and complete entries will be made in accordance with GAAP and, upon the Lender’s request, will permit any officer, employee, attorney, accountant or other agent of the Lender to audit, review, make extracts from or copy any and all company and financial books and records of the Borrower at all times during ordinary business hours, to send and discuss with account debtors and other obligors requests for verification of amounts owed to the Borrower, and to discuss the Borrower’s affairs with any of its Directors, Officers, employees or agents.

(b) The Borrower hereby irrevocably authorizes all accountants and third parties to disclose and deliver to the Lender or its designated agent, at the Borrower’s expense, all financial information, books and records, work papers, management reports and other information in their possession regarding the Borrower.

(c) The Borrower will permit the Lender or its employees, accountants, attorneys or agents, to examine and inspect any Collateral or any other property of the Borrower at any time during ordinary business hours.

(d) The Lender may also, from time to time, no more than once per calendar year u unless a Default Period exists, obtain at the Borrower’s expense an appraisal of Inventory by an appraiser acceptable to the Lender in its sole discretion.

7. Amendment to Section 7.1. Section 7.1 of the Credit Agreement is hereby amended by adding the following new clause (c) immediately after clause (b) thereof (and all subsequent clauses being relettered upward accordingly):

(c) An Overadvance arises as the result of any reduction in the Borrowing Base, or arises in any manner on terms not otherwise approved of in advance by the Lender in writing;

8. No Other Changes. All of the terms and conditions of the Credit Agreement and the Loan Documents as amended by this Amendment shall remain in full force and effect.

9. Amendment Fee. The Borrower shall pay the Lender as of the date hereof a fully earned, non-refundable fee in the amount of $25,000 in consideration of the Lender’s execution and delivery of this Amendment.

10. Conditions Precedent. This Amendment shall be effective when the Lender shall have received an executed original hereof, together with each of the following, each in substance and form acceptable to the Lender in its sole discretion:

(a) The Acknowledgment and Agreement of the Subordinated Creditors attached to this Amendment, duly executed by each Subordinated Creditor.

(b) The Acknowledgement and Agreement of Guarantor attached to this Amendment, duly executed by Guarantor.

(c) A Replacement Equipment Note in the form attached hereto as Exhibit A.

(d) The Commercial Letter of Credit Agreement and the Standby Letter of Credit Agreement.

(e) Payment of the amendment fee described in paragraph 9.

(f) Such other matters as the Lender may require.

11. Representations and Warranties. The Borrower hereby represents and warrants to the Lender as follows:

(a) The Borrower has all requisite power and authority to execute this Amendment and the Replacement Equipment Note, and to perform all of its obligations hereunder, and this Amendment and the Replacement Equipment Note have been duly executed and delivered by the Borrower and constitute the legal, valid and binding obligations of the Borrower, enforceable in accordance with their terms.

(b) The execution, delivery and performance by the Borrower of this Amendment and the Replacement Equipment Note have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or by-laws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

(c) All of the representations and warranties contained in Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

12. References. All references in the Credit Agreement to “this Agreement” shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby. All references in the Credit Agreement to the “Base Rate” shall be deemed to be references to the “Prime Rate”. All references in the Credit Agreement to a “Banking Day” shall be deemed to be references to a “Business Day”.

13. Costs and Expenses. The Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. The Borrower hereby agrees that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrower, make a loan to the Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses and the fee required under paragraph 9 of this Amendment.

14. Miscellaneous. This Amendment, the Acknowledgement and Agreement of Guarantor, and the Acknowledgment and Agreement of Subordinated Creditors may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

WELLS FARGO BANK, NATIONAL ASSOCIATION, acting through its WELLS FARGO BUSINESS CREDIT operating division

By	/s/ Jeffrey Cristol
Name:	Jeffrey Cristol
Title:	Vice President

CORSAIR MEMORY, INC.

By	/s/ Andrew J. Paul
Name:	Andrew J. Paul
Title:	President and Chief Executive Officer

ACKNOWLEDGMENT AND AGREEMENT OF GUARANTOR

AND AMENDMENT TO GUARANTY

The undersigned, a guarantor of the indebtedness of Corsair Memory, Inc. (the “Borrower”) to Wells Fargo Bank, National Association (the “Lender”), acting through its Wells Fargo Business Credit operating division, successor-by-merger to Wells Fargo Business Credit, Inc., pursuant to a Guaranty, dated as of June 10, 2003 (as amended from time to time, the “Guaranty”), hereby (i) acknowledges receipt of the foregoing Eighth Amendment to Credit and Security Agreement, dated as of March 13, 2006 (the “Amendment”); (ii) consents to the terms and execution thereof; (iii) reaffirms his obligations to the Lender pursuant to the terms of his Guaranty; and (iv) acknowledges that the Lender may amend, restate, extend, renew or otherwise modify the Credit Agreement and any indebtedness or agreement of the Borrower, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the liability of the undersigned under his Guaranty for all of the Borrower’s present and future indebtedness to the Lender.

The undersigned hereby further agrees that Sections 4 and 5 of the Guaranty are hereby amended in their entirety as follows:

4. Death or Insolvency of Guarantor. If the Guarantor shall die or shall be or become insolvent (however defined), then the Lender shall have the right to declare immediately due and payable, and the Guarantor will forthwith pay to the Lender, the full amount of all of the Indebtedness whether due and payable or unmatured; provided, however, notwithstanding the foregoing and so long as either (i) the estate of Guarantor reaffirms the obligations owing hereunder within 60 days of such death, or (ii) Lender is provided with cash collateral in the amount of $2,000,000 pursuant to a cash collateral security agreement in the form of Exhibit A attached hereto (either from the estate of the Guarantor or from the cash proceeds of a life insurance policy on the Guarantor’s life, in which case Guarantor shall be released from its obligations under this Guaranty) to hold as additional security for the Borrower’s Obligations until such time as the Borrower’s Obligations have been paid in full, in cash, and the Credit Agreement has been terminated, then Lender shall not declare the Indebtedness immediately due and payable by reason of Guarantor’s death; provided further that if Guarantor shall die, such occurrence may also be a Change of Control and an independent Event of Default under Section 7.1(c) of the Credit Agreement. If the Guarantor voluntarily commences or there is commenced involuntarily against the Guarantor a case under the United States Bankruptcy Code, the full amount of all of the Indebtedness, whether due and payable or unmatured, shall be immediately due and payable without demand or notice thereof.

5. Limited Guaranty. Notwithstanding anything to the contrary contained herein, the aggregate amount of the Indebtedness which may from time to time be outstanding, the liability of the Guarantor hereunder shall be limited to a principal amount of $2,000,000, plus accrued interest thereon and all attorneys’

fees, collection costs and enforcement expenses referable thereto. The Indebtedness may be created and continued in any amount, whether or not in excess of such principal amount, without affecting or impairing the Guarantor’s liability hereunder, and the Lender may pay (or allow for the payment of) the excess out of any sums received by or available to the Lender on account of the Indebtedness from the Borrower or any other person (except the Guarantor), from their properties, out of any collateral security or from any other source, and such payment (or allowance) shall not reduce, affect or impair the Guarantor’s liability hereunder. Any payment made by the Guarantor under this Guaranty shall be effective to reduce or discharge such liability only if accompanied by a written transmittal document, received by the Lender, advising the Lender that such payment is made under this Guaranty for such purpose.

Dated as of March 13, 2006

/s/ Andrew J. Paul
Andrew J. Paul, an individual

ACKNOWLEDGMENT AND AGREEMENT OF SUBORDINATED CREDITORS

The undersigned, each a subordinated creditor of Corsair Memory, Inc. (the “Borrower”) to Wells Fargo Bank, National Association (the “Lender”), acting through its Wells Fargo Business Credit operating division, successor-by-merger to Wells Fargo Business Credit, Inc., pursuant to a Subordination Agreement, dated as of June 10, 2003 (each, a “Subordination Agreement”), hereby (i) acknowledges receipt of the foregoing Eighth Amendment to Credit and Security Agreement, dated as of March 13, 2006 (the “Amendment”); (ii) consents to the terms and execution thereof; (iii) reaffirms his obligations to the Lender pursuant to the terms of his Subordination Agreement; and (iv) acknowledges that the Lender may amend, restate, extend, renew or otherwise modify the Loan Documents and any indebtedness or agreement of the Borrower, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the obligations of the undersigned under his Subordination Agreement.

Dated as of March 13, 2006

/s/ Andrew J. Paul
Andrew J. Paul, an individual

/s/ John S. Beekley
John S. Beekley, an individual

/s/ Don Lieberman
Don Lieberman, an individual

EXHIBIT A TO EIGHTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT

REPLACEMENT EQUIPMENT NOTE

$2,000,000	March , 2006

For value received, the undersigned, CORSAIR MEMORY, INC., a California corporation (the “Borrower”), hereby promises to pay on the Termination Date under the Credit Agreement (defined below), to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Lender”), acting through its Wells Fargo Business Credit operating division, at its main office in Minneapolis, Minnesota, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of Two Million Dollars ($2,000,000) or, if less, the aggregate unpaid principal amount of all Equipment Advances made by the Lender to the Borrower under the Credit Agreement (defined below) together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Credit and Security Agreement, dated as of June 10, 2003 (as amended to date and as the same may hereafter be further amended, supplemented or restated from time to time, the “Credit Agreement”) by and between the Lender and the Borrower. The principal hereof and interest accruing thereon shall be due and payable as provided in the Credit Agreement. This Note may be prepaid only in accordance with the Credit Agreement.

This Note is issued pursuant, and is subject, to the Credit Agreement, which provides, among other things, for acceleration hereof. This Note is the Equipment Note referred to in the Credit Agreement.

This Note is secured, among other things, pursuant to the Credit Agreement and the Security Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

The Borrower hereby agrees to pay all costs of collection, including attorneys’ fees and legal expenses in the event this Note is not paid when due, whether or not legal proceedings are commenced.

Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

This Note replaces that certain Equipment Note, dated as of May 27, 2005, made by the Borrower to the order of the Lender, and continues the Obligations incurred thereunder and evidenced thereby.

CORSAIR MEMORY, INC.

By
Its President